Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

              We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 29, 1997, except as to the second, fourth, fifth and sixth paragraphs of Note 8 which are as of June 12, 1997, and May 17, 1996 appearing in The Grand Union Company's Annual Report on Form 10-K for the year ended March 29, 1997.


/s/ PRICE WATERHOUSE LLP

Morristown, New Jersey
November 25, 1997